                                                                       EX-10.(e)

                              EMPLOYMENT AGREEMENT



         This EMPLOYMENT AGREEMENT dated the 1st day of September, 1995 (the "Employment Agreement") is between AP OFFICE EQUIPMENT, INC., a Colorado corporation, formerly AP Office Equipment, Inc. (the "Corporation" or "Employer"), with its executive offices at 601 ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103, and DAVID GUSTAFSON, of 62 Pacheco Creek Drive, Novato, California 94949 ("Employee").

         In consideration of the premises and the mutual promises contained herein, and of the provisions of a certain Stock Purchase Agreement of even date herewith among the Corporation, Entertainment Digital Network ("EDnet") and certain of the shareholders of EDnet, the Corporation and the Employee hereby agree as follows:

         1. TERM OF EMPLOYMENT. This Agreement shall remain in force from the date hereof until the 31st day of December, 2000 (the "Expiration Date") unless sooner terminated in accordance with Section 5 (the "Term"). In consideration for Employee's provision of services specified in Section 2 hereof for the Term, it is understood and agreed that Employer shall pay the monthly compensation specified in Section 3 hereof for the Term.

         2. EMPLOYMENT DUTIES. Employee shall serve as Vice President-Marketing and Sales and Chief Operating Officer of the Corporation for the term of employment of Employee under this Employment Agreement. In his capacity as an officer Employee shall have such authority as is delegated to him by the Board of Directors of the Corporation. During the Term, Employee shall faithfully perform the duties assigned to him and shall devote his full time and attention to, and use his best efforts in the furtherance of, the business of the Corporation. The foregoing authority, and duties shall be consistent with Employee's authority and duties as an officer of EDnet.

         3. COMPENSATION. In consideration of the services to be rendered by Employee under this Employment Agreement, the Corporation agrees to pay, and Employee agrees to accept the following compensation:

                  (a) BASE SALARY. The Corporation shall pay Employee a base salary at the annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000) for the first six months of employment, to increase to market rate thereafter and for each succeeding year of this Employment Agreement for the Term. The base salary shall be payable in equal bi-weekly installments, subject only to applicable withholding requirements. No overtime pay will be paid to Employee by the Corporation.

                  (b) STOCK OPTIONS. In addition to Employee's base salary hereunder, as additional compensation, the Corporation shall grant to Employee an option to purchase a total of 250,000 shares of the Corporation's Common Stock, par value $.10 per share, at the price


                                       1.

of $1.25 per share under Employer's incentive stock option plan, within 60 days of the execution of this Agreement, on the following terms and conditions:

                           (1) On January l, 1997, the option shall become
exercisable for a total of 100,000 shares of the Corporation's Common Stock, exercisable for a five year period, if for any prior rolling 12 month period during the period September 1, 1995 through December 31, 1996, the Corporation has sales of at least $5,000,000 or pre-tax net income of $500,000.

                           (2) On January 1, 1998, the option shall become
exercisable for a total of 100,000 shares of the Corporation's Common Stock, exercisable for a five year period, if for any prior rolling 12 month period during the period September 1, 1995 through December 31, 1997, the Corporation has sales of at least $8,500,000 or pre-tax net income of at least $1,500,000.

                           (3) On January 1, 1999, the option shall become
exercisable for a total of 50,000 shares of the Corporation's Common Stock, exercisable for a five year period, if for any prior rolling 12 month period during the period September 1, 1995 through December 31, 1998, the Corporation has sales of at least $15,000,000 or pre-tax net income of at least $3,000,000.

Each of the above installments may be exercised by the delivery by Employee to the Corporation of a three-year promissory note payable to the Corporation, with interest only payable annually at the minimum rate necessary to avoid the imputing of interest by the Internal Revenue Service.

                  (c) REIMBURSEMENT OF EXPENSES. The Corporation shall promptly reimburse Employee for reasonable out-of-pocket expenses that the Employee may incur in connection with his services for the Corporation. Employee shall provide to the Corporation supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and in such form as is reasonably satisfactory to the Corporation.

                  (d) EMPLOYEE BENEFITS. Employee shall be entitled to participate in such employee benefit plans, including group pension, life and health insurance and other medical benefits, and shall receive all other fringe benefits, as the Corporation may make available to employees during the term of employment of Employee. In addition, the Corporation shall continue to maintain and provide disability insurance at the levels currently in effect.

         4. VACATION. Employee shall be entitled to accrue vacation leave equal to one and one-quarter (1 1/4) days at full pay for each one (1) month period of completed service during the Term (with unused days being carried forward indefinitely), and may take such accrued vacation days at such times as he may wish, subject to Employee's arranging such vacations so as not materially to affect adversely the ability of the Corporation to transact its necessary business and provided, further, that Employee shall not take vacations totalling more than twenty-five (25) business days during any calendar year and shall take no single vacation of more than fifteen (15) consecutive business days.


                                       2.

         5. TERMINATION. The employment of Employee under this Employment Agreement shall terminate on the first to occur of the following:

                  (a) On the Expiration Date as provided in Section 1.

                  (b) Upon the death of Employee or in the event of permanent disability of Employee, at the option of the Corporation, upon ninety (90) days written notice by the Corporation. For the purposes of this Employment Agreement, Employee will be deemed to be permanently disabled in the event that competent medical authority, acceptable to the Corporation, opines that it is improbable that Employee will ever be able to resume his usual or ordinary duties for and on behalf of the Corporation.

                  (c) This Agreement may be terminated by the Board of Directors of the Corporation for Employee's willful misconduct, habitual neglect of duties or breach of a material provision of this Agreement. In the case of termination for willful misconduct or habitual neglect of duties, Employee shall be given at least one (1) written notice describing in reasonable detail the perceived deficiencies in Employee's performance, and Employee shall be given at least thirty (30) days' opportunity to correct such perceived deficiencies prior to any termination. In the case of termination for breach of this Agreement, Employee shall be given written notice describing in reasonable detail the alleged breach, and Employee shall have thirty (30) days in which to cure such breach.

                  (d) At the election of Employee, in the event of the sale or transfer of substantially all of the business or assets of the Corporation, or control, thereof provided that Employee shall provide 30 days' prior written notice of termination.

                  (e) At the election of either party upon thirty (30) days prior written notice to the other. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for an additional twelve
(12) months after the expiration of the thirty (30) day notice to Employee, as provided in Section 6(b).

         6.       PAYMENT UPON TERMINATION.

                  (a) If the employment of Employee is terminated by death or because of disability, pursuant to Section 5(b) hereof, the Corporation shall pay to the estate of Employee or to Employee, as the case may be, the compensation which would otherwise be payable to Employee at the end of the month in which his death or the termination of his employment because of disability occurs, compensation for accrued vacation days and reimbursement for unreimbursed expenses. The Estate or Employee shall not be entitled to severance pay or future Employer insurance contributions for Employee benefits.

                  (b) In the event that the employment of Employee is terminated at the election of the Corporation pursuant to Sections 5(c) or 5(e) hereof, or at the election of Employee pursuant to Section 5(d) hereof, Employee shall be entitled to continuation of his base salary then in effect and Employer insurance contributions for Employee benefits for twelve (12)


                                       3.

months from the last day of actual employment or the date of termination, whichever is earlier. Employee shall also be entitled to compensation for accrued vacation days and reimbursement for unreimbursed expenses.

                  (c) If the employment of Employee is terminated on the Expiration Date pursuant to Section 5(a), or in the event Employee elects to terminate his employment pursuant to the provisions of Section 5(e) hereof, Employee shall be entitled to compensation for accrued vacation days and reimbursement for unreimbursed expenses.

         7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee agrees both during and after employment by the Corporation, not to use (except in the course of employment) or disclose to others, except with the Corporation's prior written consent, any Confidential Information. Confidential Information shall include, but not be limited to, trade secrets, technical data including computer programs, financial data, future plans, business strategy and information received from third parties under disclosure restrictions, which Employee has acquired by reason of his employment by the Corporation, or which Employee had developed in the course of such employment. Confidential Information does not include: (i) information that at the time of disclosure is in the public domain through no fault of Employee; (ii) information received from a third party outside of the Corporation that was disclosed without a breach of any confidentiality obligation; iii) information approved for release by written authorization of the Corporation; or (iv) information that may be required by law or by order of any court, agency or proceeding to be disclosed.

         8. POSSESSION AND SURRENDER OF CONFIDENTIAL INFORMATION AND DOCUMENTS. Employee hereby acknowledges the Corporation's right to possession and title in and to all Confidential Information and all papers, documents, tapes, drawings, computer programs, or other records prepared by Employee during his employment, or provided by the Corporation, or which otherwise come into Employee's possession by reason of his employment by the Corporation, or which Employee may have written or created while employed by the Corporation. Employee agrees not to make or permit to be made, except in pursuance of Employee's duties hereunder, any copies of such materials. Employee further agrees to deliver to the Corporation, upon request, all such materials in Employee's possession.

         9. INTELLECTUAL PROPERTY RIGHTS. All right, title, and interest of every kind and nature, whether now known or unknown, in and to any intellectual property, including, but not limited to, any invention, patents, trademarks, service marks, copyrights, films, scripts, ideas, creations, and properties invented, created, written, developed, furnished, produced or disclosed by employee, in the course of rendering services to Employer under and pursuant to this agreement shall, as between Employer and Employee, be and remain the sole and exclusive property of Employer for any and all purposes and uses, and Employee shall have no right, title, or interest of any kind or nature in or to such property, or in or to any results and/or proceeds from such property.


                                       4.

         10.      NON-COMPETITION.

                  (a) For a period of three (3) years following the date of the execution of this Agreement, Employee agrees that he shall not at any time, directly or indirectly, within any county, city or part thereof and other areas in the United States of America (collectively, the "Locations"), so long as the Corporation continues to be engaged in the same or similar business or activity (the "Business") in such Location.

                           (1) own, manage, operate, control or be connected in
any manner with the ownership, management, operation or control of any person or entity that engages in the same or similar type of business as the Business or engages in a business competitive with the Business (a "Competitive Business"), which includes but is not limited to, acting as a director, officer, agent, employee, consultant, partner or stockholder of a Competitive Business;

                           (2) engage in any activity which is the same as,
similar to or in competition with the Business;

                           (3) interfere with, disrupt or attempt to disrupt the
business relationship, contractual, employment or otherwise, between the Corporation and any customer or prospective customer, supplier, lessee or employee of the Corporation, including without limitation the customers and suppliers of the Business prior to the date hereof,

                           (4) solicit employment for or of employees of the
Corporation or induce any employee to leave the employ of the Corporation,

                           (5) lend or allow his name or reputation to be used
by or in connection with any Competitive Business; or

                           (6) otherwise allow his skill, knowledge or
experience to be used in or by any Competitive Business.

                  (b) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit the right of Employee as an investor to hold or make investments not in excess of 5 % of the outstanding securities of any corporation, the securities of which are listed on a nationally recognized securities exchange or traded in a nationally recognized over-the-counter market.

                  (c) The parties hereto intend that the covenants set forth in Sections 10(a) shall be construed as a series of separate covenants, each consisting of the covenants set forth in Section 10(a) for each of the Locations. Except for such Locations, all such separate covenants shall be deemed identical.

                  (d) In the event that this Agreement is terminated pursuant to
Section 5 hereof (other than the termination by Employee pursuant to Section 5(d) or by the Corporation pursuant to Section 5(e), the provisions of Sections 10 shall survive such termination. Section 10(a) shall


                                       5.

terminate and be of no force or effect in the event the Corporation breaches this Agreement and fails to cure such breach within thirty (30) days of receipt of written notice thereof.

         11. REMEDIES. The Corporation and Employee agree that the services of Employee are of a personal, special, unique, and extraordinary character, and cannot be replaced by the Corporation without great difficulty, and that the violation by Employee of any of his agreements under Section 9 would damage the goodwill of the Corporation and cause the Corporation irreparable harm which could not reasonably or adequately be compensated in damages in an action at law, and that the agreements of Employee under Section 9 may be enforced by the Corporation in equity by an injunction or restraining order in addition to being enforced by the Corporation at law.

         12. NOTICE. All notices under this Employment Agreement shall be in writing. Notice intended for the Corporation shall be sent by registered or certified mail, postage prepaid, return receipt requested, to the address of the Corporation set forth above or such other address as the Corporation may hereafter designate in writing. Notice intended for Employee shall be delivered to Employee by hand or sent by registered or certified mail, postage prepaid, return receipt requested, to the address of Employee set forth above or such other address as Employee may hereafter designate in writing.

         13. ASSIGNMENT. The rights and obligations of the Corporation under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation. The rights and obligations of Employee under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, and legal representatives of Employee.

         14. ENTIRE AGREEMENT. This Employment Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Corporation and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Employment Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or any one acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Employment Agreement shall be valid and binding. Any modification of this Employment Agreement will be effective only if it is in writing signed by both parties to this Employment Agreement.

         15. SEVERABILITY. If any provision in this Employment Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         16. ATTORNEYS' FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.


                                       6.

         17. GOVERNING LAW. This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day, month and year first above written.

                                           AP OFFICE EQUIPMENT, INC.



                                           By: /s/ Jesse A. Clayton
                                               -------------------------------

                                           Jesse A. Clayton
                                           -----------------------------------
                                           (Print Name)

                                           President
                                           -----------------------------------
                                           Title


                                           EMPLOYEE



                                           /s/ David Gustafson
                                           -----------------------------------
                                           DAVID GUSTAFSON


                                       7.